Exhibit 4.1

NUMBER *0*	Global Medical REIT Inc. A CORPORATION FORMED UNDER THE LAWS OF THE STATE OF MARYLAND	SHARES *0*

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION
CUSIP ______

This certifies that **Specimen** is the owner of **Zero (0)** fully paid and non-assessable Shares of Common Stock, $0.001 par value per share (the “Shares”), of Global Medical REIT Inc. (the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by the duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments or supplements thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED:

(SEAL)
TREASURER		CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:

Transfer Agent and Registrar,

As Transfer Agent and Registrar

By:
Authorized Signature

Dated:

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer among other restrictions. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended or supplemented from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

FOR VALUE RECEIVED, HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO	(PRINT OR TYPE NAME & ADDRESS, INCLUDING ZIP CODE & SS# OR OTHER IDENTIFYING NUMBER, OF ASSIGNEE)

                    (                    ) shares of stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated:

NOTICE: The Signature To This Assignment Must Correspond With The Name As Written Upon The Face Of The Certificate In Every Particular, Without Alteration Or Enlargement Or Any Other Change.